UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

BIDZ.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51257	95-4728109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2400 Marine Avenue
Redondo Beach, California		90278
(Address of principal executive offices)		(Zip Code)

310-280-7373

(Registrant’s telephone number, including area code)

3562 Eastham Drive

Culver City, California 90232
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

The Registrant held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) on September 27, 2012. The following matters and proposals were voted upon at the meeting:

Proposal No. 1 - Adoption of the Merger Agreement. Under the terms of the previously announced merger agreement (“Merger Agreement”), the Merger Agreement must be adopted by the affirmative vote of (i) holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon, and (ii) holders of a majority of the outstanding shares of the Company’s common stock held by unaffiliated stockholders.

At the Annual Meeting, the Merger Agreement was adopted by holders of a majority of the outstanding shares of common stock as follows:

	Shares for	Shares Against	Shares Abstaining	Shares Withheld	Broker Non-Votes
Adoption of Merger Agreement	12,956,630	469,834	172,590	—	2,303,970

At the Annual Meeting, the Merger Agreement also was adopted by holders of a majority of the outstanding shares of common stock held by unaffiliated stockholders as follows:

	Shares for	Shares Against	Shares Abstaining	Shares Withheld	Broker Non-Votes
Adoption of Merger Agreement	6,043,889	469,834	111,345	—	2,303,970

Proposal No. 2 - Approval of the Adjournment to Solicit Proxies. The proposal to adjourn the Annual Meeting, if the Board determines, based upon the recommendation of the Special Committee that it is necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt the Merger Agreement, was approved by the affirmative vote of the holders of a majority of the outstanding common stock as follows:

	Shares for	Shares Against	Shares Abstaining	Shares Withheld	Broker Non-Votes
Approval of Adjournment to Solicit Proxies	13,055,757	511,402	31,895	—	2,303,970

Proposal No. 3 - Approval of Executive Compensation. The executive compensation proposal was approved (on an advisory basis) by the affirmative vote of the holders of a majority of the outstanding common stock as follows:

	Shares for	Shares Against	Shares Abstaining	Shares Withheld	Broker Non-Votes
Approval of Executive Compensation Proposal	12,897,171	617,673	84,210	—	2,294,220

Proposal No. 4 - Approval of Reverse Stock Split. The authorization to amend the Certificate of Incorporation to give effect to a reverse stock split was approved by the affirmative vote of the holders of a majority of the outstanding common stock as follows:

	Shares for	Shares Against	Shares Abstaining	Shares Withheld	Broker Non-Votes
Approval of Reverse Stock Split	14,894,388	902,809	96,077	—	—

Proposal No. 5 - Election of Directors. At the Annual Meeting, Garry Y. Itkin was elected as a Class III director by the following vote:

Name	Shares for	Shares Against	Shares Abstaining	Shares Withheld	Broker Non-Votes
Garry Y. Itkin	12,918,554	—	—	680,500	2,294,220

Notwithstanding the election of Mr. Itkin as a Class III director pursuant to Proposal No. 5, upon the consummation of the Merger and in accordance with the Merger Agreement, each of the directors of the Company, other than Mr. Zinberg, will resign and the directors of Bidz Acquisition Company, Inc. will become the directors of the Company as of the effective time of the Merger.

Proposal No. 6 - Ratification of Appointment of Independent Auditor. The ratification of the appointment of Marcum LLP as the Company’s independent auditor for the fiscal year ending December 31, 2012, was approved by the affirmative vote of the holders of a majority of the outstanding common stock as follows:

	Shares for	Shares Against	Shares Abstaining	Shares Withheld	Broker Non-Votes
Appointment of Marcum LLP	15,488,361	280,674	124,239	—	—

Item 8.01.   Other Events.

On September 28, 2012, the Company issued a press release announcing the results of the Company’s annual meeting of stockholders held on September 27, 2012, disclosing that all conditions to closing of the previously announced merger and going private transaction with Glendon Group, Inc., had been satisfied, and that Glendon Group Inc. was required to complete the merger on or before October 1, 2012.  On October 2, 2012, the Company issued a press release announcing that it had agreed to extend the deadline for Glendon Group to close the merger until the close of business on Wednesday, October 3, 2012. Copies of those press releases are attached hereto as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)    Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Press Release dated September 28, 2012

99.2	Press Release dated October 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2012	BIDZ.COM, INC.

	By:	/s/ Lawrence Kong
Lawrence Kong
Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing
99.1	Press Release dated September 28, 2012

99.2	Press Release dated October 2, 2012